                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Experts", "Summary Historical Financial Data" and "Selected Historical Financial Data" in Amendment No. 4 to the Registration Statement (Form S-3 No. 333-65396) and related Prospectus of Silgan Holdings Inc. for the registration of 4,100,000 shares of its common stock and to the inclusion and incorporation by reference therein of our report dated January 30, 2001, except for the last paragraph of
Note 3, the 3rd paragraph of Note 8, and the last paragraph of the "Internet Rate Swap Agreement" section in Note 10, as to which the date is March 26, 2001, with respect to the consolidated financial statement and schedules of Silgan Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                 /s/ ERNST & YOUNG LLP

Stamford, Connecticut
November 2, 2001

                                      1